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                                                                   EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Camden Property Trust on Form S-3 of our report dated January 16, 1998, appearing in the Annual Report on Form 10-K of Camden Property Trust for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP



DELOITTE & TOUCH LLP
Houston, Texas


January 7, 1999